Exhibit 32.1
LOUISIANA-PACIFIC CORPORATION
411 Union Street, Suite 2000
Nashville, TN 37219-1700
(615)986-5600
August 6, 2013
Securities and Exchange Commission
100 F Street NE.
Washington, D.C. 20549

Re:	Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002
Ladies and Gentlemen:
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 10-Q of Louisiana-Pacific Corporation (the “Company”) for the fiscal quarter and six months ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/S/ CURTIS M. STEVENS
Name: CURTIS M. STEVENS Title: Chief Executive Officer

/S/ SALLIE B. BAILEY
Name: SALLIE B. BAILEY Title: Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Louisiana-Pacific Corporation and will be retained by Louisiana-Pacific Corporation and furnished to the Securities and Exchange Commission or its staff upon request.